Exhibit 99.6

BPW Acquisition Corp.

  WO#
66928
▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 4.

BPW ACQUISITION CORP.’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.	FOR	AGAINST	ABSTAIN
	☐	☐	☐
1.
To approve an amendment to BPW’s Amended and Restated Certificate of Incorporation to extend BPW’s corporate existence by two months, to twenty-six months in total from the date of its initial public offering.

EXERCISE CONVERSION RIGHTS

If you vote “AGAINST” Proposal Number 1 and you hold shares of BPW common stock issued in its initial public offering, you may exercise your conversion rights and demand that BPW convert your shares of common stock into a pro rata portion of the funds held in its trust account by marking the “I HEREBY EXERCISE MY CONVERSION RIGHTS” box to the right. If you so exercise your conversion rights, then you will be exchanging your shares of BPW common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if (a) Proposal Number 1 is approved by BPW stockholders, (b) you affirmatively vote against Proposal Number 1 and mark the box to the right, (c) you continue to hold your BPW shares through the date of the BPW special meeting, (d) you transfer your stock certificates, or your bank or broker electronically transfers your shares, to BPW’s transfer agent by 5:00 P.M., New York City Time, on February 19, 2010, and (e) you provide, or your bank or broker provides, BPW’s transfer agent by 5:00 P.M., New York City Time, on February 19, 2010, with the necessary stock powers, written instructions that you want to convert your shares, and a written certificate addressed to BPW’s transfer agent stating that you were the owner of such shares as of the record date, you have owned such shares since the record date and you will continue to own such shares through the date of the BPW special meeting. Failure to (a) vote against approval of Proposal Number 1, (b) check the box to the right, (c) transfer or have your bank or broker transfer your shares to BPW’s transfer agent as set forth above, (d) provide or have your bank or broker provide other documents to BPW’s transfer agent as set forth above or (e) submit this proxy in a timely manner will result in the loss of your conversion rights with respect to Proposal Number 1.
I HEREBY EXERCISE MY CONVERSION RIGHTS ☐

	FOR	AGAINST	ABSTAIN
	☐	☐	☐
2.
To approve and adopt the Agreement and Plan of Merger, dated as of December 8, 2009, by and among The Talbots, Inc., Tailor Acquisition, Inc. and BPW Acquisition Corp., as such agreement may be amended from time to time, and the transactions that it contemplates.

EXERCISE CONVERSION RIGHTS

If you vote “AGAINST” Proposal Number 2 and you hold shares of BPW common stock issued in its initial public offering, you may exercise your conversion rights and demand that BPW convert your shares of common stock into a pro rata portion of the funds held in its trust account by marking the “I HEREBY EXERCISE MY CONVERSION RIGHTS” box to the right. If you so exercise your conversion rights, then you will be exchanging your shares of BPW common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if (a) Proposal Number 2 Is approved by BPW stockholders and the merger is completed, (b) you affirmatively vote against Proposal Number 2 and mark the box to the right, (c) you continue to hold your BPW shares through the completion of the merger, (d) you transfer your stock certificates, or your bank or broker electronically transfers your shares to BPW’s transfer agent by 5:00 P.M., New York City Time, on February 19, 2010, and (e) you provide, or your bank or broker provides, BPW’s transfer agent by 5:00 P.M., New York City Time, on February 19, 2010, with the necessary stock powers, written instructions that you want to convert your shares, and a written certificate addressed to BPW’s transfer agent stating that you were the owner of such shares as of the record date, you have owned such shares since the record date and you will continue to own such shares through the completion of the merger. Failure to (a) vote against approval of Proposal Number 2, (b) check the box to the right, (c) transfer or have your bank or broker transfer your shares to BPW’s transfer agent as set forth above, (d) provide or have your bank or broker provide other documents to BPW’s transfer agent as set forth above or (e) submit this proxy in a timely manner will result in the loss of your conversion rights with respect to Proposal Number 2.
I HEREBY EXERCISE MY CONVERSION RIGHTS ☐

	FOR	AGAINST	ABSTAIN
	☐	☐	☐
3.
To approve the amendment and restatement, effective upon the completion of the merger, of BPW’s Amended and Restated Certificate of Incorporation to provide for the perpetual existence of BPW and to eliminate provisions related to BPW’s operation as a blank check company, as reflected in the Amended and Restated Certificate of Incorporation attached to the proxy statement as Appendix C.

	FOR	AGAINST	ABSTAIN

4.
To permit BPW’s Board of Directors, in its discretion, to adjourn the special meeting to a later date or dates including, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.
	☐	☐	☐

	Mark Here for Address Change or Comments SEE REVERSE		☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

▼ FOLD AND DETACH HERE ▼
PROXY
BPW ACQUISITION CORP.
Special Meeting of Stockholders – February 22, 2010
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Gary S. Barancik and Richard J. Jensen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of BPW Acquisition Corp. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held February 22, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
WO#
66928